Exhibit 99.1

To:	Ampio Pharmaceuticals, Inc. Board of Directors

From:	Bruce G. Miller

Date:	April 1, 2011

Gentlemen:

Please be advised that effective April 4, 2011, I am resigning as the Chief Financial Officer and Corporate Secretary of Ampio Pharmaceuticals, Inc. (the “Company”).

Best regards,

/s/ Bruce G. Miller
Bruce G. Miller